Exhibit 10.30

Employee Stock Option Agreement

This Employee Stock Option Agreement (the “Agreement”), dated as of November 2, 2011, between Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Fidelity & Guaranty Life Holdings, Inc. Stock Incentive Plan.

The Company and the Employee hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used in this Agreement and not defined herein shall have the respective meaning ascribed to such terms in the Plan. The following additional terms shall have the following meanings:

“Aggregate Price” has the meaning set forth in Section 5(a).

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning set forth in Section 5(a).

“Exercise Price” has the meaning set forth in Section 5(a).

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time.

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning set forth in Section 4(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Valuation Date” means the date of a valuation of the Common Stock performed by an independent valuation firm, such valuation to be formed not less than annually.

Section 2. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. Employee agrees that the grant of Options pursuant to this Agreement satisfies the obligations of the Company and its affiliates to award options to the Employee prior to December 31, 2011 pursuant to of Section 6(d) of the Employee’s Employment Agreement, dated as of June 27, 2011 between Fidelity & Guarantee Life Business Services, Inc. and the Executive (the “2011 Employment Agreement”) including the terms of such options.

(b) Exercise Price. Each share of Common Stock covered by an Option shall have the Exercise Price specified on the signature page hereof.

Section 3. Vesting and ExercisabiIity

(a) Vesting. Except as otherwise provided in Section 3(b) or Section 8 of this Agreement, the Options shall become vested in three equal installments on each of the first through third anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that if the Employee’s employment with the Company is terminated by the Company or any of its Subsidiaries without Cause or by the Employee for Good Reason (as such term is defined in the Employment Agreement between the Employee and the Company or any of its Subsidiaries), any Options held by the Employee shall immediately vest as of the effective date of such termination of employment.

(b) Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 4. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 5.

Section 4. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 4(b) or Section 8, the Options shall terminate on the seventh anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 3(a) shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.

(c) Treatment of vested Options upon Termination of Employment. All vested Options held by the Employee following the effective date of a termination of employment shall be terminated on a date selected by the Administrator that is within 30 days of the next Valuation Date following the effective date of such termination of employment in exchange for a payment equal to the excess, if any, of the Fair Market Value of the Common Stock underlying such Options less the aggregate Exercise Price of such Options, with such actual payment to be made within five business days of such date selected by the Administrator. In the event the aggregate Exercise Price of such Options equals or exceeds the Fair Market Value of the Common Stock underlying such Options, the Options will be terminated without payment. Notwithstanding the foregoing, (i) if the date on which payment would be made pursuant to this Section 4(c) would occur following the Normal Expiration Date of the Options, then the value used for purposes of calculating the amount of such payment will be the Fair Market Value of the Common Stock as of the Valuation Date immediately preceding the date of the Employee’s termination of employment, and such payment will be made within 30 days of such termination of employment (but in any event, prior to the Normal Expiration Date); (ii) if the Fair Market Value on the payment date is less than the Fair Market Value as of the applicable Valuation Date, the payment will be recalculated using such lower Fair Market Value; and (iii) if the date on which payment would be made pursuant to this Section 4(c) would occur following a Public Offering, the preceding provisions of this Section 4(c) shall not apply, and instead, the Company shall make available a broker assisted cashless exercise program acceptable to the Administrator with respect to such Options.

Section 5. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the [Secretary] of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares (the “Aggregate Price”); provided that following a Public Offering notice may be given within such lesser period as the Administrator may permit. Prior to a Public Offering, if, on the Exercise Date, the Employee is already party to a Subscription Agreement with the Company, the Exercise Shares shall be subject to the Subscription Agreement to which the Employee is then a party, or if the Employee is not then party to a Subscription Agreement, then on or before the Exercise Date, the Company and the Employee shall enter into a Subscription Agreement having substantially the same terms as set forth in Section 7. Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, or, if so permitted by the Administrator (and on such conditions as the Administrator shall determine), (A) by tender of any shares of Common Stock owned by the Employee for at least a six month period for all or a portion of the applicable exercise price and/or minimum required withholding taxes, (B) through a net issuance arrangement pursuant to which a number of shares of Common Stock subject to the portion of the Option being exercised, having a Fair Market Value equal to the applicable exercise price plus the required minimum withholding taxes, are retained by the Company or (C) following a Public Offering, by using a broker assisted cashless exercise program acceptable to the Administrator and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable

non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 6. Employee’s Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 7. Subscription Agreement. Pursuant to Section 5(a), the Employee and the Company shall enter into a Subscription Agreement on or prior to the first Exercise Date to occur. Such Subscription Agreement shall include, but not be limited to, provisions that:

(a) Upon a termination of the Employee’s employment with the Company for any reason prior to a Public Offering, the Company may elect to purchase all or a portion of the Common Stock covered by such Subscription Agreement at a purchase price per share equal to (i) the Fair Market Value of a share of Common Stock as of the date of termination if the termination occurs due to death, Disability, by the Company without Cause or by the Employee for Good Reason (as such term is defined in the Employment Agreement between the Employee and the Company or any of its Subsidiaries), or (ii) the lesser of (A) the Fair Market Value of a share of Common Stock as of the termination date and (B) the Fair Market Value of a share of Common Stock on the Exercise Date if the termination occurs for any reason other than those set forth in clause (i), above.

(b) Subject to the terms of the Subscription Agreement, the Company may permit the Employee to sell to the Company all or a portion of the Common Stock covered by such Subscription Agreement at a purchase price per share equal to the Fair Market Value of a share of Common Stock on such date.

(c) The Employee is acquiring the shares of Common Stock solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act. The

Employee agrees that the Employee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the shares of Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any shares of Common Stock), except in compliance with (i) the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of the Subscription Agreement and any additional agreement between the Employee and the Company relating to the Employee’s shares of Common Stock.

Section 8. Change in Control.

(a) Vesting and Cancellation. Except as otherwise provided in this Section 8, in the event of a Change in Control, all outstanding unvested Options shall vest and all Options shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the Aggregate Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b) Alternative Award. Notwithstanding Section 8(a), no cancellation, termination, settlement or other payment shall occur with respect to any Option if the Administrator reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan.

(c) Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 8(a) or Section 8(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Agreement to the contrary, the payments, deemed payments or other benefits the Employee would otherwise receive under Section 8(a) or Section 8(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and the Employee shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis in more than an immaterial amount, the Company will use its commercially reasonable efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the

Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 8(c)).

Section 9. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries shall have the power to withhold, or to require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) Authorization to Share Personal Data. The Employee authorizes any affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Plan.

(c) No Rights as Stockholder: No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the shares of Common Stock. Except as provided in Section 4.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares of Common Stock. Any shares of Common Stock delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement.

(d) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e) Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

Fidelity & Guaranty Life Holdings, Inc.

1001 Fleet Street, 6th Floor

Baltimore, MD 21202

Attn: General Counsel

With a copy to:

Harbinger Group, Inc.

450 Park Ave, 30th Floor

New York New York 10022

Attn: General Counsel

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(i) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(j) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(k) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(1) Arbitration; Waiver of Jury Trial. Any dispute, controversy or claim arising out of or pursuant to the Plan, this Agreement, any other agreement entered into pursuant to the Plan or any undertakings, covenants and agreements incorporated by reference into the Plan or this Agreement shall be submitted to and finally determined by binding arbitration to be held in New York, New York at the American Arbitration Association, before one arbitrator under an in accordance with the American Arbitration Association’s Commercial Rules, with each party to be responsible for its own attorney’s fees and costs incurred in connection therewith. In the event that this arbitration provision is determined by a court with appropriate jurisdiction to be unenforceable, the Company and the Employee each hereby waives the right, if any, to a trial by jury of any claim that would have been subject to arbitration under this Section 9(1). Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(1).

(m) Titles and Headings. The titles and headings of the sections in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(n) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

(o) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

By:	/s/ Rose Boehm
Name: Rose Boehm
Title: Vice President. Human Resources

THE EMPLOYEE:

Leland C. Launer Jr.

/s/ Leland C. Launer Jr.

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC. (solely for purposes of amending the proposed terms of options described in Section 6(d) of the Employment Agreement)

By:	/s/ Rose Boehm
Name: Rose Boehm
Title: Vice President, Human Resources

Address of the Employee: 9 Green Way New Providence, NJ 07974

Total Number of Shares for the Purchase of Which Options have been Granted	Exercise Price

44,334 Shares	$38.14

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